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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-1 of U.S. Rare Earths, Inc. of our report, dated April 15, 2014 included in Annual Report on Form 10-K of U.S. Rare Earths, Inc., filed on April 15, 2014, relating to the consolidated balance sheets of U.S. Rare Earths, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholders' deficit and cash flows for the years ended December 31, 2013 and 2012. We further consent to the reference to our firm as "experts" in the Registration Statement.

/s/PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
Seattle, WA
July 3, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM